[LOGO]               Investor Contact:          Media Contact:
SmartServ             Robert Pons                Neil Vineberg
                      Chief Executive Officer    Vineberg Communications
                      SmartServ Online, Inc.     631-288-6933
                      610-397-0689, Ext. 202     Neil@VinebergCommunications.com
                      rpons@smartserv.com

                 SMARTSERV REPORTS SECOND QUARTER 2004 RESULTS;
                      FINANCIAL RESULTS IMPROVED OVER 2003

Plymouth Meeting, PA - August 16 - SmartServ Online, Inc. (OTCBB: SSRV), a value-added marketer of prepaid wireless products and mobile content, announced results of operations for the second quarter ended June 30, 2004. SmartServ reported improved financial results reflecting a shift from mobile content distribution to the launch of UPHONIA(TM), a new brand of prepaid wireless service.

Robert Pons, President and CEO of SmartServ commented, "This was an exciting quarter for SmartServ as we narrowed our net loss and finalized our branding, marketing, distribution and mobile content strategy. As we deploy our new prepaid wireless strategy in Q3 and Q4, we expect to see significant revenue improvement. While we expect to retain and grow revenues derived through existing channels, we believe that there is a substantial opportunity to grow additional revenue through the bundling of our existing and planned future premium content with wireless voice services in ways targeted to specific segments of the consumer market, providing a set of products that bundle cell phone airtime with premium content, such as ringtones, images and games, delivered through our current technology infrastructure."

Revenues were $114,000 for the three months ended June 30, 2004, compared to $238,000 for the comparable quarter in 2003. The net loss for the second quarter was $616,000 before an accrued preferred stock dividend of $1,102,000 and $1,718,000 thereafter, or $0.60 loss per share, compared to $4,370,000 or $2.18 loss per share in the second quarter of 2003. SmartServ completed the second quarter of 2004 with cash of $4,527,000.

The 2004 second quarter net loss included $155,000 for interest and other financing costs that the Company paid for by issuing stock and not cash. These costs were incurred in connection with the $10 million private placement. Excluding these charges, the Company reported a net loss of $461,000 before an accrued preferred stock dividend and $1,563,000 thereafter. During the second quarter of 2003, the Company recorded charges for interest and other financing costs of $874,000 incurred primarily in connection with the issuance of convertible notes issued in the 2003 bridge financings. The Company paid for these transactions by issuing stock and not cash. Excluding these charges, the Company reported a net loss of $3,496,000 for the second quarter of 2003.

                                    - MORE -
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Page 2 - SMARTSERV REPORTS SECOND QUARTER 2004 RESULTS
         ---------------------------------------------

Mr. Pons further commented, "UPHONIA(TM) will feature low cost, `pay-as-you-go' cell phone service bundled with thousands of free ring tones, images, and graphics. The brand will marry the latest in prepaid wireless plans with the best in mobile entertainment giving consumers an exciting new way to customize their phones. UPHONIA(TM) pre-paid wireless customers will be able to acquire mobile content anytime; online at the UPHONIA(TM) Web site (www.uphonia.com), in-stores at UPHONIA(TM) mobile content kiosks, or directly from UPHONIA(TM) phones."

As we reported in a press release issued on July 23, 2004, SmartServ has signed a Letter of Intent to acquire KPCCD, Inc., a New York City based distributor of international prepaid calling cards. KPCCD distributes international prepaid calling cards through a network of hundreds of retail outlets along the East Coast. We believe that the acquisition of KPCCD will expand our existing distribution network for our wireless products, services and mobile content. The closing of this transaction is subject to customary closing conditions for these types of transactions, including: (i) negotiation and execution of a definitive purchase agreement, (ii) our satisfaction with the results of our due diligence investigation of KPCCD, and (iii) execution of employment agreements with key individuals in KPCCD. There can be no assurance that the proposed transaction will be completed.

For the six months ended June 30, 2004, revenues were $188,000 compared to $469,000 for the comparable period in 2003. The net loss for the first six months of 2004 was $5,216,000 before an accrued preferred stock dividend of $2,016,000 and $7,232,000 thereafter, or $2.72 loss per share, compared to $6,725,000 or $3.40 loss per share in the first six months of 2003. SmartServ completed the six months of 2004 with cash of $4,527,000.

The 2004 first six months net loss included $2,092,000 for interest and other financing costs that the Company paid for by issuing stock and not cash. These costs were incurred in connection with the $10 million private placement. Excluding these charges, the Company reported a net loss of $3,124,000 before an accrued preferred stock dividend and $5,140,000 thereafter. During the first six months of 2003, the Company recorded charges for interest and other financing costs of $1,249,000 incurred primarily in connection with the issuance of convertible notes in the 2003 bridge financings. The Company paid for these transactions by issuing stock and not cash. Excluding these charges, the Company reported a net loss of $5,476,000 for the first six months of 2003.

                                      # # #
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page 3 - SMARTSERV REPORTS SECOND QUARTER 2004 RESULTS
         ---------------------------------------------

SmartServ Online, Inc.

SmartServ delivers innovative products and services to the mobile marketplace. Founded in 1993, SmartServ, a value-added marketer of prepaid wireless products and mobile content, helped launch the mobile marketplace with its breakthrough content and enabling applications. Through its enhanced prepaid wireless model, its www.UPHONIA.com mobile entertainment web site, and its mobile content kiosks, SmartServ continues to innovate and provide consumers with a better choice in cell phone service.

SmartServ products seamlessly integrate the latest cell phone technology, flexible pay-as-you-go minute plans, and an online mobile entertainment destination that provides consumers thousands of ringtones, images, games, and graphics to customize their phones. SmartServ provides mobile consumers more choices, more freedom, and the ability to customize their cell phones online, in-stores, or right from their phones. For more information please visit: www.SmartServ.com.

Forward-Looking Statements

This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences are described from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to, the "Risk Factors" described under the heading "Certain Factors That May Affect Future Results" in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2003 and other SEC filings.

                                      # # #

                             SmartServ Online, Inc.

                           Consolidated Balance Sheets


                                                      June 30,      December 31,
                                                       2004             2003
                                                     ----------      ----------
                                                     (Unaudited)
Assets
Current assets
   Cash                                              $4,526,790       $  139,178
   Accounts receivable                                  100,079          103,230
   Accrued interest receivable                               --           47,004
   Prepaid compensation                                      --          133,127
   Prepaid expenses                                      85,229           86,798
   Deferred financing costs                                  --          322,192
                                                     ----------       ----------
Total current assets                                  4,712,098          831,529
                                                     ----------       ----------

Property and equipment, net                             102,762               --

Other assets
   Goodwill and intangible assets                     1,814,889               --
   Security deposits                                     18,237            5,156
                                                     ----------       ----------
Total Assets                                         $6,647,986       $  836,685
                                                     ==========       ==========

                             SmartServ Online, Inc.

                           Consolidated Balance Sheets

                                                             June 30,     December 31,
                                                              2004           2003
                                                          ------------    ------------
                                                           (Unaudited)
Liabilities and Stockholders' Equity
(Deficiency)

Current liabilities
   Current portion of notes payable                       $     32,973    $         --
   Accounts payable                                          1,296,274       1,702,768
   Accrued liabilities                                         967,659         928,393
   Accrued salaries                                             15,565          78,133
   Accrued interest payable                                         --         218,848
                                                          ------------    ------------
Total current liabilities                                    2,312,471       2,928,142
                                                          ------------    ------------

Deferred revenues                                                   --          37,500

Notes payable                                                   33,952       3,340,430

Commitments and Contingencies

Stockholders' Equity (Deficiency)
Convertible Preferred stock - $0.01 par value
   Authorized - 1,000,000 shares
   Issued and outstanding - 876,491 shares as of             1,591,008              --
    June 30, 2004, aggregate liquidation preference
    of $13,584,888 and $0 as of December 31, 2003,
    respectively
Common stock - $.01 par value
   Authorized - 40,000,000 shares
   Issued - 2,904,577; outstanding - 2,870,230 shares           29,046          22,613
     at June 30, 2004 and 2,261,300 shares at December
     31, 2003
Additional paid-in capital                                  99,201,111      85,160,306
Notes receivable from former officers                         (187,525)       (255,525)
Unearned compensation                                         (650,893)             --
Accumulated deficit                                        (95,613,184)    (90,396,781)
                                                          ------------    ------------
                                                             4,369,563      (5,469,387)
Treasury stock, 34,347 shares at cost                          (68,000)             --
                                                          ------------    ------------
Total stockholders' equity (deficiency)                      4,301,563      (5,469,387)
                                                          ------------    ------------

Total Liabilities and Stockholders' Equity (Deficiency)   $  6,647,986    $    836,685
                                                          ============    ============

                             SmartServ Online, Inc.

                      Consolidated Statements of Operations
                                   (Unaudited)

                                                           Three Months                  Six Months
                                                          Ended June 30                 Ended June 30
                                                  --------------------------    --------------------------
                                                      2004           2003          2004           2003
                                                  -----------    -----------    -----------    -----------
Revenues                                          $   114,004    $   238,028    $   187,715    $   469,015
                                                  -----------    -----------    -----------    -----------

Costs and expenses:
   Costs of services                                 (674,729)    (2,574,543)      (981,595)    (3,791,374)
   Sales and marketing expenses                       (98,514)      (103,496)      (142,220)      (380,030)
   General and administrative expenses               (704,185)    (1,360,913)    (1,365,134)    (2,360,093)
   Stock-based compensation                           893,034        (73,750)      (639,107)      (101,944)
                                                  -----------    -----------    -----------    -----------

   Total costs and expenses                          (584,394)    (4,112,702)    (3,128,056)    (6,633,441)
                                                  -----------    -----------    -----------    -----------

Loss from operations                                 (470,390)    (3,874,674)    (2,940,341)    (6,164,426)
                                                  -----------    -----------    -----------    -----------

Other income (expense):
   Interest income                                      9,546          4,360         12,767          8,892
   Interest expense and other financing costs        (154,948)      (873,510)    (2,092,029)    (1,249,396)
   Legal settlement                                        --             --       (196,800)            --
   Gain from extinguishment of debt                        --             --             --        305,822
   Insurance recovery                                      --        374,000             --        374,000
   Foreign exchange gains (losses)                         --            (43)            --             50
                                                  -----------    -----------    -----------    -----------
                                                     (145,402)      (495,193)    (2,276,062)      (560,632)

                                                  -----------    -----------    -----------    -----------

Net loss                                          $  (615,792)   $(4,369,867)   $(5,216,403)   $(6,725,058)
                                                  ===========    ===========    ===========    ===========

Preferred stock dividend accrued                   (1,102,254)            --     (2,016,094)            --

                                                  -----------    -----------    -----------    -----------
Net loss applicable to common shareholders        $(1,718,046)   $(4,369,867)   $(7,232,497)   $(6,725,058)
                                                  ===========    ===========    ===========    ===========

Basic and diluted loss per share                  $     (0.60)   $     (2.18)   $     (2.72)   $     (3.40)
                                                  ===========    ===========    ===========    ===========

Weighted average shares outstanding - basic and
   diluted                                          2,870,230      2,000,243      2,658,889      1,978,476
                                                  ===========    ===========    ===========    ===========